                                                                      OH&S DRAFT
                                                                        01/09/97
                                                                     Exhibit 4.5
================================================================================


                   BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                   Depositor



                            BOMBARDIER CAPITAL INC.
                                   Servicer



                                      and



                             BANKERS TRUST COMPANY
                                    Trustee



                     Bombardier Receivables Master Trust I



                               AMENDMENT NUMBER 1

                          Dated as of January 1, 1997

                                       to

                        POOLING AND SERVICING AGREEMENT

                          Dated as of January 1, 1994

================================================================================

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                                  Definitions

SECTION 1.01.    Cross Reference to Definitions in Agreement................   1
SECTION 1.02.    Terms Confined to this Amendment...........................   1
SECTION 1.03.    Amendment of Definitions...................................   2

                                   ARTICLE II

     Current Amendments to Definitions and Agreement Concerning Charge-Offs

SECTION 2.01.    Effective Date.............................................   2
SECTION 2.02.    Amendments.................................................   2


                                  ARTICLE III

                       Delayed Amendments to Definitions

SECTION 3.01.    Effective Date.............................................   4
SECTION 3.02.    Amendments.................................................   4

                                   ARTICLE IV

              Current Amendments Relating to Addition of Accounts

SECTION 4.01.    Covenant Not to Add Other Account Receivables..............  13


                                   ARTICLE V

              Delayed Amendment Relating to Addition of Accounts.

SECTION 5.01.    Amendment of Provisions Relating to Additional Accounts....  14
SECTION 5.02.    Amendments Relating to Permitted Liens and Activities of
                 the Depositor..............................................  17

                                                                            Page
                                                                            ----

                                 ARTICLE VI

     Current Amendment to Covenants Concerning Activities of the Depositor

SECTION 6.01.    Amendments Relating to Depositor Covenants.................  18

                                  ARTICLE VII

                 Delayed Amendment Relating to Discount Option

SECTION 7.01.    Amendment of Provision Relating to Discount Option.........  19
SECTION 2.07     Removal of Accounts........................................  20

                                   ARTICLE X

           Current Amendment Relating to Servicing of the Receivables

SECTION 10.01.   Amendment Relating to Charge-Offs..........................  24

                                   ARTICLE XI

               Delayed Amendments Relating to Servicing Functions

SECTION 11.01.   Amendment Relating to Delegation of Servicing Functions....  25
SECTION 11.02.   Amendment Relating to Representation Relating to Liens.....  25

                                  ARTICLE XIII

                   Delayed Amendments Relating to Collections

SECTION 13.01.   Amendment of Provisions Relating to Collections............  26


                                  ARTICLE XIV

                    Delayed Amendment Relating to Delegation

SECTION 14.01.   Amendment Relating to Delegation...........................  28

                                                                            Page
                                                                            ----

                                 ARTICLE XV

                   Current Amendments Relating to Amendments

SECTION 15.01.   Current Amendment Relating to Amendments Procedures........  29

                                  ARTICLE XVI

              Delayed Amendments Relating to Amendment Procedures

SECTION 16.01.   Amendment Relating to Amendment Procedures.................  30
SECTION 16.02.   Amendment Relating to Rating Agency Condition..............  30

                                  ARTICLE XVII

                    Delayed Amendments Relating to Exhibits

SECTION 17.01.   Amendments to Exhibit A....................................  31

                                 ARTICLE XVIII

                                 Miscellaneous

SECTION 18.01.    Representation Concerning Place of Business and Notice....  33
SECTION 18.02.    Counterparts..............................................  33
SECTION 18.03.    Headings..................................................  33

          AMENDMENT NUMBER 1 dated as of January 1, 1997 (this "Amendment") to the POOLING AND SERVICING AGREEMENT dated as of January 1, 1994 (the "Original Agreement"), each among BOMBARDIER CREDIT RECEIVABLES CORPORATION, a Delaware corporation, as Depositor, BOMBARDIER CAPITAL INC., a Massachusetts corporation, as Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

          Section 13.01 of the Original Agreement provides that, under the circumstances and subject to the conditions set forth therein, the Agreement may be amended from time to time and, in accordance therewith, by the execution and delivery of this Amendment, the parties hereby amend the Original Agreement to the extent and on the terms set forth in this Amendment.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Cross Reference to Definitions in Agreement.  Except to
                         -------------------------------------------
the extent the context clearly indicates otherwise, capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meaning assigned to such terms in the Original Agreement together with any subsequent amendment thereto.

          SECTION 1.02.  Terms Confined to this Amendment.  Whenever used in
                         --------------------------------
this Amendment, the following words shall have the following meanings:

          "Agreement" shall mean, the Original Agreement as amended and
           ---------
supplemented by this Amendment and as otherwise modified, amended and supplemented from time to time.

          "Amendment" shall mean this Amendment Number 1 dated as of January 1,
           ---------
1997 to the Original Agreement, as such Amendment Number 1 may be modified, amended and supplemented hereafter.

          "Delayed Amendments" shall mean those amendments to the Original
           ------------------
Agreement set forth herein which are specified herein as having an Effective Date as of the day after the Series 1994-1 Final Payment Date.

          "Effective Date" shall mean the date on which the respective
           --------------
amendments to the Original Agreement contained in this Amendment shall become effective which (i) with respect to those amendments set forth in Articles II, IV, VI, VIII, X, XII and XV shall be as of the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto and (ii) with respect to those amendments set forth in all other Articles of this Amendment shall be as of the day after the Series 1994-1 Final Payment Date.

          "Original Agreement" shall mean the Pooling and Servicing Agreement
           ------------------
dated as of January 1, 1994 among Bombardier Credit Receivables Corporation, as Depositor, Bombardier Capital Inc., as Servicer, and Bankers Trust Company, as Trustee.

          "Series 1994-1 Certificates" shall mean those Certificates issued
           --------------------------
pursuant to the Supplement to the Agreement designated as the Series 1994-1 Supplement dated as of January 1, 1994, as modified, amended and supplemented from time to time.

          "Series 1994-1 Final Payment Date" shall mean the date on which the
           --------------------------------
full amount of the principal amount of the Series 1994-1 Certificates and all interest accrued thereon have been paid in full and the Series 1994-1 Certificates have been fully discharged and have no further interest in the Trust.

          SECTION 1.03.  Amendment of Definitions.  Certain defined terms set
                         ------------------------
forth in the Original Agreement are amended by this Amendment, and the Original Agreement is also amended hereby by the addition of certain new defined terms. Those new and amended defined terms with respect to which the Effective Date is the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto are contained in Article II hereof and those new and amended defined terms with respect to which the Effective Date is the day after the Series 1994-1 Final Payment Date are contained in Article III hereof.


                                   ARTICLE II

     Current Amendments to Definitions and Agreement Concerning Charge-Offs
     ----------------------------------------------------------------------

          SECTION 2.01.  Effective Date.  Definitions set forth in the Original
                         --------------
Agreement and amended by this Amendment which have an Effective Date which is the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto are set forth in this Article II.

          SECTION 2.02.  Amendments.  The following definitions, contained in
                         ----------
the Original Agreement, are hereby amended to read as follows and those definitions which are contained in this Section 2.02 but which are not contained in the Original Agreement are hereby added to Section 1.01 of the Agreement in appropriate alphabetical sequence are:

          "Account" shall mean each Initial Account and, from and after the
           -------
     related Addition Date, each Additional Account. The Term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Depositor or the Servicer in accordance with the terms of this Agreement provided that accouonts which are being removed under the provisions of Section
     12.07 shall continue to be included as Accounts until the removal Termination Date with respect to such Accounts.

          "Rating Agency Condition" shall mean, with respect to any action, if
           -----------------------
     the terms of the Agreement or the Supplement set forth a specific time in advance of the effectiveness of the action that notice must be given to the Rating Agencies, notice shall have been given in accordance with such requirement or if no advance notice is required or no specific time is stated for such notice, the Rating Agencies have received written notice of the proposed action at least 10 days prior to the proposed effective date of such action and either (i) as of the proposed effective date of the action, no Rating Agency shall have notified the Depositor, the Servicer or the Trustee in writing that such action will result in a reduction or withdrawal of any rating of any outstanding Series or Class with respect to which it is a Rating Agency, or (ii) each such Rating Agency shall have confirmed in writing to the Depositor, the Servicer or the Trustee that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

          "Removal Commencement Date" shall have the meaning specified in
           -------------------------
     Section 2.07(b) or 2.08 (a).

          "Removal Termination Date" shall have the meaning specified in Section
           ------------------------
     2.09 (b) or 2.08 (h) hereof.

          "Repurchase Agreement" shall mean any repurchase agreement (or similar
           --------------------
     recourse arrangement) between BCI or an Affiliate of BCI and the manufacturer, importer or distributor of Eligible Products (or, if applicable, such other party with whom such arrangement has been established) relating to Eligible Products which have been financed with advances the repayment of which are Receivables transferred to the Trust.

          "SAU" shall mean, with respect to a Receivable, that if such
           ---
     Receivable was originally secured by a security interest in an Eligible Product, such Eligible Product has been sold and such Receivable has not been paid in full.

          "Variable Funding Amount" shall mean, on any date of determination,
           -----------------------
     the excess of the Pool Balance over the Required Pool Balance at the close of business on the preceding day.

          SECTION 2.03.  Agreement Concerning Charge-Offs.  The Servicer and the
                         --------------------------------
Depositor hereby, in accordance with the terms of Section 3.01(a) of the Original Agreement, having given the Rating Agencies ten (10) days' prior written notice and the Rating Agency Condition with respect to the following election having been satisfied, elect not to take the actions to charge-off Receivables as set forth in clauses (x), (y) and (z) of the first sentence of
Section 3.01(a) of the Original Agreement. The Servicer and the Depositor hereby elect and agree that, from the date of execution and delivery of this Amendment, until the Amendments set forth in Article III hereof become effective, the Servicer shall, in accordance with the provisions of Section 3.01(a), charge-off Receivables in the following categories: (x) all Receivables (other than (i) Receivables that were designated as Ineligible

Receivables at the time of transfer to the Trust and (ii) Receivables which became Ineligible Receivables because they were not paid in full within 491 days after the origination thereof) charged off as uncollectible, (y) all Receivables that have been SAU for more than 60 days and (z) all Receivables in an Account in which interest in the amount of $150 or more has been delinquent for 90 days or more.


                                  ARTICLE III

                       Delayed Amendments to Definitions
                       ---------------------------------

          SECTION 3.01.  Effective Date.  The Effective Date of the amendments
                         --------------
to certain definitions contained in the Original Agreement as set forth in this
Article III and the new definitions added to the Agreement by this Article III shall be the day after the Series 1994-1 Final Payment Date. Terms contained in the Original Agreement which are amended by this Article III shall, prior to such Effective Date, continue to have the meanings assigned thereto in the Original Agreement.

          SECTION 3.02.  Amendments.  The following definitions contained in the
                         ----------
Original Agreement are hereby amended to read as follows and those definitions which are contained in this Section 3.02 but which are not contained in the Original Agreement are hereby added to Section 1.01 of the Agreement in appropriate alphabetical sequence, in each case, as of the Effective Date applicable to this Article as stated in Section 3.01 above.

          "Additional Accounts" shall mean (i) each individual financing account
           -------------------
     established or acquired by BCI or an Affiliate of BCI with an Obligor pursuant to an Inventory Security Agreement in the ordinary course of business and (ii) each credit account established or acquired in the ordinary course of business by BCI or an Affiliate of BCI with a dealer to finance such dealer's working capital needs or, with a manufacturer or distributor for the purpose of financing the production, manufacturing or inventory of Eligible Products, and which account, in each case, is designated pursuant to Section 2.05(a) or (b) hereof to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Trustee by the Depositor pursuant to Section 2.01 or
     Section 2.05(d) hereof, as applicable.

          "Asset-Based Receivables" shall mean Receivables arising from
           -----------------------
     extensions of credit made by BCI or Affiliates of BCI or Receivables arising from extensions of credit made by other lenders and acquired by BCI or an Affiliate of BCI which extension of credit was made to a dealer to finance such dealer's working capital needs or to a manufacturer or distributor to finance manufacturing, production or inventory of consumer, recreational or commercial products.

          "Available Retained Collections" shall mean, with respect to any
           ------------------------------
     Deposit Date, the sum of (a) the Available Retained Non-Principal Collections for such Deposit Date and (b) the Available Retained Principal Collections for such Deposit Date; provided, however, that the Available
                                        --------  -------
     Retained Collections shall be zero for any Collection

Period with respect to which the Available Subordinated Amount is zero for the Distribution Date occurring in such Collection Period.

     "Available Retained Non-Principal Collections" shall mean, with respect to
      --------------------------------------------
any Deposit Date, an amount equal to the product of (a) the excess of (i) the Retained Percentage for such Deposit Date over (ii) the Excess Retained Percentage for such Deposit Date multiplied by (b) Non-Principal Collections for such Deposit Date.

     "Available Retained Principal Collections" shall mean, with respect to any
      ----------------------------------------
Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Retained Percentage for such Deposit Date) over (ii) the Excess Retained Percentage for such Deposit Date by (b) Principal Collections for such Deposit Date.

     "Collateral Security" shall mean, with respect to any Receivable and
      -------------------
subject to the terms of the Receivables Purchase Agreement, the security interest, granted by or on behalf of the related Obligor to secure payment of such Receivable which, (i) with respect to Domestic Inventory Receivables shall include first priority perfected security interest in the Eligible Product financed and (ii) with respect to Asset-Based Receivables shall include a first priority perfected security interest, in accounts, goods, work in process, raw materials, component parts or other rights or assets of the Obligor. If a Participation Interest has been created in respect of a Receivable or Receivables in an Account and such interest has been removed from the Trust, upon the removal of such Participation Interest, that portion of such security interest that is allocable to such Participation Interest shall not be part of the "Collateral Security and with respect to any Receivable which is removed from the Trust, the security interest with respect to such Receivable shall no longer be part of the Collateral Security.

     "Collections" shall mean, without duplication, all payments by or on behalf
      -----------
of Obligors received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment as provided in such Obligors' Inventory Security Agreements or otherwise agreed upon between the applicable Obligors and BCI or its Affiliates in connection with the extension of credit in the ordinary course of their respective businesses; provided, however, that Collections shall not include amounts, if any, received by the Servicer, but which represent amounts due to another lender as a result of the granting of a Participation Interest. Collections of Non-Principal Receivables shall include all Recoveries. Collections of Insurance Proceeds with respect to Receivables which are not Defaulted Receivables shall be deemed to be Collections of Principal Receivables.

     "Defaulted Amount," with respect to any Collection Period, or any other
      ----------------
period of determination, shall mean an amount (which shall not be less than zero) equal to (a) the sum for all the Accounts included in the Pool of the amount of Principal Receivables which became Defaulted Receivables during the immediately preceding Collection Period minus (b) the full amount of any such
                                        -----
Defaulted Receivables which are subject to reassignment or assignment to the Depositor or the Servicer in accordance with the terms of this Agreement; provided, however, that, if an Insolvency Event occurs with respect to the
--------  -------
Depositor or if a Liquidation Event
has occurred, the amounts of such Defaulted Receivables which are subject to reassignment or assignment to the Depositor shall not be included in clause (b) and, if an Insolvency Event occurs with respect to the Servicer or if a Liquidation Event has occurred, the amount of such Defaulted Receivables which are subject to assignment to the Servicer shall not be included in clause (b).

     "Defaulted Receivables" shall mean, with respect to any Collection Period,
      ---------------------
without duplication, (a) all Receivables (other than (i) Receivables that were designated as Ineligible Receivables at the time of transfer to the Trust and
(ii) Receivables which became Ineligible Receivables because they were not paid in full within 491 days after the origination thereof) in an Account which are charged off by the Servicer as uncollectible in respect of the immediately preceding Collection Period, (b) all Receivables that have been SAU for more than 60 days, (c) all Receivables in an Account in which interest in the amount of $150 or more has been delinquent for 90 days or more and (d) all Receivables which were Eligible Receivables when transferred to the Trust on the initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which were not Eligible Receivables for any six consecutive Distribution Dates (inclusive of the Distribution Date on which such determination is being made) after such Account became an Ineligible Account. Receivables will not be Defaulted Receivables merely because they become Ineligible Receivables.

     "Deposit Date" shall mean each day on which the Servicer receives
      ------------
Collections.

     "Domestic Inventory Receivables" shall mean Receivables arising from
      ------------------------------
extensions of credit and advances made to dealers of consumer, recreational and commercial products which dealers are located in the United States of America (including its territories and possessions).

     "Eligible Account" shall mean (i) each individual financing account with an
      ----------------
Obligor established by BCI or by an Affiliate of BCI, or established by a third party (but which satisfies BCI's customary underwriting standards) and acquired by BCI or acquired by an Affiliate of BCI, with respect to Eligible Products pursuant to an Inventory Security Agreement in the ordinary course of business, and (ii) any individual line of credit or financing agreement extended to an Obligor by BCI or an Affiliate of BCI or by a third party (but which satisfies BCI's customary underwriting standards) and acquired by BCI or an Affiliate of BCI, for the purpose of financing working capital, manufacturing, production, or inventory of Eligible Products and secured by assets of such Obligor and which, in each case, as of the date of determination thereof (a) relates to an Obligor which is an Eligible Obligor and (b) is in existence and after its establishment or acquisition by BCI (or an Affiliate of BCI) is maintained and serviced by BCI (subject to BCI's rights to delegate or assign certain servicing functions in accordance with the terms of this Agreement) it being understood that an Eligible Account may at the time of transfer to the Trust and/or from time to time thereafter contain no Receivables. For purposes of this definition, acquisition of an Account includes acquisition of such Account as a result of an acquisition of another entity or by merger or consolidation with another entity. An Account which otherwise qualifies as an Eligible Account may be an Eligible Account notwithstanding the fact that a Participation Interest exists in such Account or any receivable therein. With respect to any Initial Account, if any required consent to the assignment to BCRC of the related Repurchase Agreement (as defined in the Receivables Purchase Agreement) shall not have been obtained on or prior to February 15, 1994 such account shall as of such date be deemed an Ineligible Account. This definition of Eligible Account may be amended from time to time without complying with the terms of Section 13.01 of this Agreement, provided that, as the only conditions to the effectiveness of such amendment (i) BCI delivers to the Trustee a certificate of an authorized officer stating that, in the reasonable belief of BCI, such amendment will not, at the date of such amendment adversely affect, in a material way, the interest of the Certificateholders and (ii) the Rating Agency Condition is satisfied.

     "Eligible Obligor" shall mean an Obligor that, as of the date of
      ----------------
determination thereof, (a) in the case of Domestic Inventory Receivables, is a dealer located in the United States of America (including its territories and possessions), (b) in the case of Asset-Based Receivables is a dealer, distributor or manufacturer that is located in the United States of America (including its territories and possessions) and (c) in the case of Domestic Inventory Receivables and Asset-Based Receivables, has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation or receivership proceedings.

     "Eligible Products" shall mean any consumer, recreational and commercial
      -----------------
products, including, but not limited to, marine equipment (boats, engines and trailers), snowmobiles, snow-grooming equipment, personal watercraft, recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers, personal computers and consumer electronics and appliances and spares and parts relating to such products.

     "Eligible Receivable" shall mean each Receivable:
      -------------------

          (a) which was (x) originated by BCI in the ordinary course of business or (y) originated by an Affiliate of BCI in the ordinary course of business or which was acquired by BCI or an Affiliate of BCI in the ordinary course of business and upon satisfying BCI's customary underwriting standards; for purposes of this definition, acquisition of a Receivable includes acquisition of such Receivable as a result of an acquisition of another entity or by merger or consolidation with another entity;

          (b) which arose under an Account that at the time such Receivable was transferred to the Trust was an Eligible Account;

          (c) which is owned by BCI at the time of sale or contribution by BCI to the Depositor;

     (d) which represents the obligation of an Obligor to repay an advance made to or on behalf of such Obligor (or credit extended to or on behalf of such Obligor) to finance (i) in the case of Domestic Inventory Receivables, the acquisition of Eligible Products, or (ii) in the case of Asset-Based Receivables, working capital or the production, manufacturing or inventory of Eligible Products;

     (e) which, (i) in the case of Domestic Inventory Receivables, at the time of creation and, except in the case of Receivables that are payable in accordance with a repayment schedule providing for repayment in full regardless of whether the related Eligible Products have been sold and with respect to which the related Eligible Products have been sold, at the time of transfer to the Trust, is secured by, inter alia, a first priority perfected security
                          ----- ----
interest in the Eligible Products relating thereto and (ii) in the case of Asset-Based Receivables, at the time of transfer to the Trust is secured by, inter alia, a first priority perfected security interest, in accounts, goods,
----- ----
work in process, raw materials, component parts or other rights or assets of the Obligor; except, in the case of clause (i) and clause (ii), to the extent of Liens permitted by Section 2.06(a) of this Agreement;

     (f) which is not unenforceable as a result of any violation of Requirements of Law applicable thereto and, (i) in the case of Domestic Inventory Receivables, the related Inventory Security Agreement is not unenforceable as a result of any violation of Requirements of Law applicable to any party thereto and (ii) in the case of Asset-Based Receivables, the operative documents pursuant to which the Account was created are not unenforceable as a result of any violation of Requirements of Law applicable to any party thereto;

     (g) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by BCI or an Affiliate of BCI or the Depositor in connection with the creation or acquisition of such Receivable or, if applicable, the transfer thereof to the Depositor and the Trust or, (i) in the case of Domestic Inventory Receivables, the performance by BCI or an Affiliate of BCI of the related Inventory Security Agreement or (ii) in the case of Asset-Based Receivables, the performance by BCI or an Affiliate of BCI of the operative documents pursuant to which the Account was created, have been duly obtained, effected or given and are in full force and effect;

     (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time other than (i) Liens permitted by this Agreement and (ii) tax and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) which may arise thereafter and which relate to Affiliates of the Depositor;

          (i) which has been the subject of a valid transfer and assignment from the Depositor to the Trust of all the Depositor's right, title and interest therein (including, with certain exceptions, any proceeds thereof);

          (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Obligor relating thereto, enforceable against such Obligor in accordance with its terms (as such terms may be modified or revised from time to time with the consent of the Servicer), except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or the availability of equitable remedies;

          (k) which at the time of transfer to the Trust is enforceable against the Obligor to the extent of the full principal amount of such Receivable, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or the availability of equitable remedies;

          (l) as to which, at the time of transfer of such Receivable to the Trust, BCI or an Affiliate of BCI and the Depositor have satisfied all their respective obligations under this Agreement with respect to such Receivable required to be satisfied at such time;

          (m) as to which, at the time of transfer of such Receivable to the Trust, neither BCI or an Affiliate of BCI nor the Depositor has taken any action (or failed to take any action required under this Agreement or the Receivables Purchase Agreement) which would impair the rights of the Trust or the Certificateholders therein; and

          (n)  which constitutes "chattel paper" or an "account" as defined in
     Article 9 of the UCC as then in effect in the State of Vermont;

provided, however, that "Eligible Receivables" shall not include any Domestic
--------  -------
Inventory Receivables that have not been paid in full within 491 days following the origination thereof, subject, however, for the period from January ____, 1997, through May 31, 1998, with respect to Domestic Inventory Receivables included in the Pool Balance on January ____, 1997, no more than 10% of the aggregate principal balance of such Domestic Inventory Receivables (which percentage is expected to equal approximately $79,000,000) will be excluded from Eligible Receivables pursuant to this proviso, and subject further, to the limitation that commencing June 1, 1998, with respect to each Origination Period, no more than

10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to each Origination Period will be excluded from Eligible Receivables pursuant to this proviso;

provided further, that this definition of Eligible Receivable may be amended
-------- -------
from time to time without complying with the terms of Section 13.01 of this Agreement provided that, as the only conditions to the effectiveness of such amendment (i) BCI delivers to the Trustee a certificate of an authorized officer stating that, in the reasonable belief of BCI, such amendment will not, at the date of such amendment adversely affect, in a material way, the interest of the Certificateholders and (ii) the Rating Agency Condition is satisfied.

     "Excess Retained Percentage" shall mean, for any date of determination,
      --------------------------
(x) the Retained Percentage for such date minus (y) the percentage equivalent of a fraction, the numerator of which is equal to the Pool Available Subordinated Amount as of the end of the immediately preceding day and the denominator of which is the Pool Balance as of the end of the immediately preceding day.

     "Financing Guidelines" shall mean the written policies and procedures of
      --------------------
BCI and its Affiliates, as such policies and procedures may be amended from time to time, (a) relating to the operation of BCI's floorplan financing business, including the written policies and procedures for determining the interest rate charged to Obligors, the other terms and conditions relating to BCI's wholesale financing accounts, the creditworthiness of Obligors and the extension of credit to Obligors, (b) relating to the extension of credit by BCI and Affiliates of BCI to dealers, distributors and manufacturers in connection with Asset-Based Receivables and (c) relating to the maintenance of accounts and collection of receivables.

     "Insurance Proceeds" with respect to an Account shall mean any amounts
      ------------------
received by the Servicer pursuant to any policy of insurance which is required to be paid to BCI or an Affiliate of BCI pursuant to an Inventory Security Agreement.

     "Inventory Security Agreement" shall mean, collectively, the agreement or
      ----------------------------
group of related agreements between and among a lender (provided that, if such lender was not BCI or an affiliate of BCI at the time the agreement was originated, the lender's rights thereunder have been acquired by BCI or an Affiliate of BCI), the Obligor with respect thereto and, in certain cases, the related manufacturer or distributor, pursuant to which (a) the lender agrees to extend credit to such Obligor to finance Eligible Products, (b) such Obligor grants to the lender a security interest in the specific Eligible Products financed, and (c) such Obligor agrees to repay advances made under such agreement either (i) at the time of sale of the related Eligible Products to which such advance relates or (ii) in accordance with a repayment schedule providing for repayment in full of the related advance; for purposes of this definition, references to the "lender" may include multiple lenders in the case of an Account or receivables therein which are subject to a Participation Agreement provided that one of the lenders is BCI or an Affiliate of BCI or the rights of one of the lenders has been acquired by BCI or an Affiliate of BCI.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that (i) any lien, encumbrance or interest created by this Agreement, any Supplement or any Participation Agreement and (ii) any security interest in any Collateral Security which security interest is subordinate to the security interest securing the Receivables shall not be deemed to constitute a Lien.

     "Liquidation Event" shall mean any event specified in Section 9.01(b) or
      -----------------
Section 9.01(c) of this Agreement occurs with respect to BCI or the Depositor.

     "Obligor" shall mean a Person that is engaged generally in the business of
      -------
purchasing Eligible Products from a manufacturer, importer or distributor of Eligible Products for sale in the ordinary course of business or (ii) is a manufacturer, importer or distributor of Eligible Products.

     "Origination Period" shall mean each four-month period commencing June 1,
      ------------------
1998 or any October 1, February 1 or October 1 thereafter.

     "Participation Agreement"  shall mean an agreement pursuant to which
      -----------------------
(i) BCI or an Affiliate of BCI, as applicable, conveys to a lender an undivided interest in the right to receive payment of a Receivable or Receivables in an Account, and in the related Collateral Security and any other associated rights which interest is pari passu (other than nonsubordinated interest strips and fees) with the undivided interest retained by BCI or such Affiliate of BCI, as applicable, except that BCI or such Affiliate of BCI will retain the servicing rights with respect to such credit arrangement; such Participation Agreement may be entered into prior to the designation of the account in which the Participation Interest exists as an Account to be included in the Trust or may be entered into with respect to an Account which is included in the Trust provided, that with if a Participation Agreement is entered into with respect to an Account which has been designated to the Trust, the Participation Interest shall be removed from the Trust in accordance with the terms of Section 2.12 hereof.

     "Participation Interest"  shall mean an undivided interest created pursuant
      ----------------------
to a Participation Agreement and held by a lender and not conveyed to the Trust or removed from the Trust and conveyed to such lender; such Participation Interest may include an interest in the receivable, in the collateral securing such receivable and other rights associated with such receivable; the undivided interest in such receivable conveyed to or remaining in the Trust shall constitute a Receivable to the extent of the undivided interest held by the Trust.

     "Participation Interest Removal Date" shall have the meaning specified in
      -----------------------------------
Section 2.12 of this Agreement.

     "Participation Removal Notice" shall have the meaning specified in
      ----------------------------
Section 2.12 of this Agreement.

     "Receivables"  shall mean, with respect to an Account, all amounts shown on
      -----------
the Servicer's records as amounts payable by the related Obligor from time to time in respect of advances made to such Obligor to finance the acquisition of Eligible Products or to finance working capital needs of such Obligor or the production, manufacturing or inventory of Eligible Products together, if applicable, with the rights under the group of writings evidencing such amounts and the security interest created in connection therewith. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables and Receivables and interests therein and the rights and security interests created in connection therewith removed from the Trust shall cease to be Receivables on the Removal Date. Receivables which BCI is unable to transfer to the Depositor pursuant to the Receivables Purchase Agreement or which the Depositor is unable to transfer to the Trust as provided in Section 2.06(b) hereof and Receivables which arise in Removed Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables. If a Participation Interest exists in respect of such Account or if a Participation Interest exists in respect of a specific obligation or obligations within an Account, the amounts so payable by the related Obligor that are allocable to such Participation Interest shall, not be part of the "Receivables" in respect of such Account.

     "Recoveries" on any Distribution Date shall mean all amounts received,
      ----------
including Insurance Proceeds and any proceeds resulting from Repurchase Agreements (or similar arrangements) between BCI or an Affiliate of BCI and manufacturers, importers and distributors of Eligible Products or other parties, by the Servicer during the Collection Period immediately preceding such Distribution Date with respect to Receivables which have previously become Defaulted Receivables.

     "Removed Participation Interest" shall have the meaning specified in
      ------------------------------
Section 2.12 of this Agreement.

     "Required Pool Balance" shall mean, the amount calculated as of the end of
      ---------------------
any Business Day equal to (i) the sum of the amounts for each Series obtained by multiplying the required investor percentage for such Series by the adjusted invested amount for such Series as of the close of business on such preceding day, plus (ii) the Pool Available Subordinated Amount at the close of business
     ----
of such preceding day, minus (iii) any amount on deposit in any reserve fund at
                       -----
such time; provided that, the amount on deposit in a reserve fund for any Series
           -------------
which will be subtracted in calculating the Required Pool Balance may be limited as provided in the Supplement pursuant to which such reserve fund was created.

          "Retained Percentage" for any date of determination shall mean (i)
           -------------------
     with respect to Non-Principal Collections, 100% minus the sum of (a) the aggregate of the floating allocation percentages for each outstanding Series of Investor Certificates on such date of determination and (b) the Variable Funding Percentage for such date of determination and (ii) with respect to Principal Collections, 100% minus the sum of (a) the aggregate of the floating allocation percentages on such date of determination for each outstanding Series of Investor Certificates in their respective Revolving Periods, (b) the aggregate of the principal allocation percentage on such date of determination for each outstanding Series of Investor Certificates that are not in their respective Revolving Periods and (c) the Variable Funding Percentage for such date of determination, but in any case the Retained Percentage shall not be less than 0%.

          "Variable Funding Percentage" shall mean, for any date of
           ---------------------------
     determination, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to the Variable Funding Amount on such date of determination divided by the Pool Balance at the close of business on the preceding day; provided, however, that for purposes of allocating Principal
                    --------  -------
     Collections following the occurrence of a Liquidation Event, the Variable Funding Percentage will be calculated on the basis of the Variable Funding Amount as of the last day immediately preceding the date of such Liquidation Event; and provided further, that following a Liquidation
                            -------- -------
     Event, the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event.


                                   ARTICLE IV

              Current Amendments Relating to Addition of Accounts
              ---------------------------------------------------

          SECTION 4.01.  Covenant Not to Add Other Account Receivables.
                         ---------------------------------------------
Section 2.05 of the Original Agreement is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to delete all references to Other Account Receivables from such Section 2.05, and BCRC hereby covenants and agrees, that, not withstanding any provision of the Original Agreement, it shall not include any Other Account Receivables in any Additions made to the Trust pursuant to
Section 2.05 of the Agreement or in any other manner.


                                   ARTICLE V

              Delayed Amendment Relating to Addition of Accounts.
              --------------------------------------------------

          SECTION 5.01.  Amendment of Provisions Relating to Additional
                         ----------------------------------------------
Accounts.  Section 2.05 of the Original Agreement is hereby amended, effective
--------
on the day after the Series 1994-1 Final Payment Date, to read, in its entirety, as follows:

          SECTION 2.05.  Addition of Accounts.  (a)  If, as of any date, (i) the
                         --------------------
     Pool Balance calculated as of the close of business on the preceding day is less than the

Required Pool Balance also calculated as of the close of business on such preceding day, or (ii) the aggregate interest in the Pool represented by the BCRC Certificate and any Variable Funding Certificate held by BCRC is less than 2% of the aggregate amount of Receivables included in the Pool at the close of business on the preceding day, then, unless a Liquidation Event has occurred, on or prior to the tenth Business Day following the date on which (i) or (ii) occurred (the "Addition Date"), the Depositor shall be required to purchase or
               -------------
acquire from BCI under the Receivables Purchase Agreement (but BCI shall have no obligation to sell or contribute to BCRC), and shall designate (pursuant to an Addition Notice delivered pursuant to Section 2.05(c) hereof) and transfer to the Trust, the Receivables (and any related Collateral Security) of additional Eligible Accounts of the Depositor to be included as Accounts in a sufficient amount such that, after giving effect to such addition: (x) the Pool Balance as of the close of business on the Addition Date is at least equal to the Required Pool Balance and (y) the aggregate amount of Receivables included in the Pool represented by the BCRC Certificate and any Variable Funding Certificate held by BCRC, is equal to at least 2% of the aggregate amount of Receivables included in the Pool and (z) the Pool shall consist of the same type of Receivables as shall have been included in the Pool prior to such addition (i.e., Domestic Inventory Receivables, Asset-Based Receivables or both, as the case may be); provided,
                                                                   --------
however, that so long as the Rating Agency Condition has been satisfied with
-------
respect to the addition of Asset-Based Receivables to the Trust as set forth in subsection 2.05(i) below (whether in connection with the addition of Accounts at such time or in connection with a previous addition of Accounts to the Trust), then, at the option of the Depositor and BCI, Additional Accounts containing Asset-Based Receivables may be added in satisfaction of such requirement even if the only Accounts previously included in the Trust are Accounts containing Domestic Inventory Receivables; and provided, further, that for purposes of
                                    --------  -------
clause (ii) and sub-clause (y) of this subsection (a), the Variable Funding Certificate shall be deemed to be "held" by BCRC even though the registered Holder thereof is BCI, as pledgee, so long as BCI has not exercised its remedies in respect thereof. The Depositor shall satisfy the conditions specified in subsection (d) of this Section 2.05 in designating such Additional Accounts and conveying the related Receivables to the Trust. The failure of the Depositor to transfer Receivables to the Trust as provided in this subsection (a) solely as a result of the unavailability of a sufficient amount of Eligible Receivables or subsequent to a Liquidation Event shall not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in
           --------  -------
the occurrence of an Early Amortization Event described in Section 9.01(a) hereof if the conditions set forth therein shall occur.

     (b) The Depositor may from time to time, at its sole discretion, subject to the conditions specified in subsection (d) below, voluntarily designate additional Eligible Accounts to be included as Accounts and transfer to the Trust the Receivables (and the related Collateral Security) of such Additional Accounts.

     (c) Receivables and Collateral Security from Additional Accounts conveyed to the Trust pursuant to subsection (b) above shall be sold to the Trust effective on a date (the "Addition Date") specified in an Addition Notice on or
                          -------------
before the tenth

Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date").
           -----------

     (d) The Depositor shall be permitted to convey to the Trust the Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Depositor as such pursuant to Section 2.05(a) or (b) hereof only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

          (i) the Depositor shall have provided the Trustee, any Agent, the Rating Agencies and any Enhancement Providers with an Addition Notice;

          (ii) such Additional Accounts shall all be Eligible Accounts and, with respect to Additional Accounts designated pursuant to subsection (b) above, unless the Account is being added pursuant to the Automatic Addition Condition set forth in subsection (g) of this Section 2.05, the Rating Agency Condition shall have been satisfied;

          (iii) the Depositor shall have delivered to the Trustee a duly executed written assignment in substantially the form of Exhibit B hereto (the "Assignment") and the computer file or microfiche or written list
           ----------
     required to be delivered pursuant to Section 2.01 hereof;

          (iv) the Depositor shall, to the extent required by Section 4.03 hereof, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

          (v)(A) no selection procedures reasonably believed by the Depositor to be adverse to the interests of the Beneficiaries or any Enhancement Provider were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of the Additional Cut-Off Date and (3) as of each of the Notice Date and the Addition Date, neither BCI nor the Depositor were insolvent nor will either of them have been made insolvent by such transfer nor are either of them aware of either pending insolvency;

          (vi) the addition of the Receivables arising in such Additional Accounts shall not, in the reasonable belief of the Depositor, result in the occurrence of an Early Amortization Event;

          (vii) in the case of an addition of Receivables pursuant to subsection (a) above, the additional Receivables are either Domestic Inventory Receivables, Asset-Based Receivables or both; and

          (viii) the Depositor shall have delivered to the Trustee and any Enhancement Providers a certificate of a Vice President or more senior officer confirming the items set forth in sub-clauses (ii) through (vi) above; and

     (e) The Depositor hereby represents and warrants as of the applicable Addition Date as to the matters set forth in clause (v) of subsection (d) of this Section 2.05. Upon discovery by the Depositor, the Servicer, any Agent, the Trustee or any Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

     (f) Unless the Account is being added pursuant to the Automatic Addition Condition set forth in subsection (g) of this Section 2.05, on or before each Addition Date, the Depositor shall have delivered to the Trustee and any Enhancement Providers, an Opinion of Counsel, substantially in the form of Exhibit G-2 hereto, with respect to the Receivables in the Additional Accounts conveyed hereunder on such Addition Date.

     (g) The provisions set forth in this subsection (g) are herein referred to as the "Automatic Addition Condition." If the conditions set forth in this subsection (g) are satisfied, the Depositor may voluntarily designate additional Eligible Accounts to be included as Accounts and transfer to the Trust the Receivables (and the related Collateral Security) of such Additional Accounts in accordance with Section 2.05(d) but without satisfaction of the Rating Agency Condition specified in clause (ii) of such Section 2.05(d) and without delivery of the Opinion of Counsel described in subsection (f) above. The Automatic Addition Condition will be satisfied if each of the following conditions are met:

          (i) such Accounts do not contain Asset-Based Receivables unless Asset-Based Receivables have been previously added to the Trust after having met the Rating Agency Condition, (ii) during the calendar quarter in which such addition occurs, the number of new Accounts which have been added (after taking into account such addition) will not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter and the aggregate dollar amount of Principal Receivables in such new Accounts added pursuant to the Automatic Addition Condition during such calendar quarter shall not exceed 5% of the Pool Balance at the end of the preceding calendar quarter, and (iii) during the 12 consecutive calendar months ending with the calendar month in which the addition is made and including such addition, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such 12 month period and the aggregate dollar amount of Principal Receivables in such new Accounts added pursuant to the Automatic Addition Condition during such 12-month period shall not exceed 20% of the Pool Balance at the beginning of such 12-month period. When determining the amount of Accounts and Principal Receivables which have been added to the Trust for purposes of the tests set forth in
     (ii) and (iii) of this paragraph, only those Accounts and the Receivables therein which have been added pursuant to the Automatic Addition Condition will be taken into consideration. Additions made under other provisions of the Pooling and Servicing Agreement will not be included.

          (h) If Accounts are added to the Trust pursuant to the Automatic Addition Condition, the Depositor shall, to the extent the addition of such Accounts have not been covered by such opinions previously delivered to the Trustee, every six months deliver to the Trustee an Opinion of Counsel substantially in the form of Exhibit G-2 hereto, with respect to the Receivables in the Additional Accounts conveyed pursuant to the Automatic Addition Condition since the time of delivery of the immediately preceding Opinion of Counsel delivered under this Section 2.05 and covering the Additional Accounts designated to the Trust; provided that, unless the Rating Agency Condition is satisfied with respect to the delivery of such opinions by in-house Counsel, such Opinion of Counsel shall be from outside counsel [so long as the rating of the unsecured long-term debt of __________ __________ is below investment grade.]

          (i) The Rating Agency Condition, as described in this subsection (i), shall be met prior to the first transfer of any Asset-Based Receivables to the Trust. For such purposes the Rating Agency Condition shall be satisfied only if the Depositor shall provide to each Rating Agency prior written notice of the Depositor's intention to transfer Asset-Based Receivables to the Trust, and the Trustee shall receive a letter from each Rating Agency confirming that the inclusion of Accounts containing Asset-Based Receivables will not result in the reduction or withdrawal of the rating of any Series or Class of Certificates then outstanding.

          SECTION 5.02.  Amendments Relating to Permitted Liens and Activities
                         -----------------------------------------------------
of the Depositor.  Section 2.06(a) and Section 2.06(f)(i)(B) of the Original
----------------
Agreement are hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to read, in their entirely, as follows:

          SECTION 2.06(a) is amended to read:

          (a)  No Liens.  Except for (i) the conveyances hereunder, (ii) as
               --------
     provided in subsection (c) or (d) of Section 6.03 hereof, (iii) any Participation Interest granted pursuant to a Participation Agreement, (iv) the sale, assignment or transfer to the Depositor for subsequent transfer directly or indirectly to a third party of Receivables, the Collateral Security and other associated rights removed from the Trust in accordance with the provisions of Section 2.13 of this Agreement and (v) tax and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation), the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, or the Depositor's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement, or the Variable Funding Interest, the Variable Funding Certificate, the Retained Interest, the BCRC Certificate or any Supplemental Certificate and the Depositor shall defend the right, title and interest of the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Depositor. In addition, the Depositor shall maintain such records and take such other actions as may be necessary or desirable to preserve the Trust's perfected security interest in the Receivables.

          Section 2.06(f)(i)(B) is amended to read:

          (f)  Activities of the Depositor. The Depositor will not engage in any
               ---------------------------
     business or activity of any kind or enter into any transaction other than:

               (i) the businesses, activities and transactions contemplated and authorized by this Agreement or the Related Documents, including without limitation:

                    (B) acquiring, selling, financing, holding, assigning,
               pledging and otherwise dealing with receivables arising out of the sale of consumer, recreational and commercial products and the financing of working capital and the financing of the production, manufacturing and carrying in inventory of consumer, recreational and commercial products;

                                   ARTICLE VI

     Current Amendment to Covenants Concerning Activities of the Depositor
     ---------------------------------------------------------------------

          SECTION 6.01.  Amendments Relating to Depositor Covenants.
                         ------------------------------------------
Section 2.06(g) and Section 2.06(j) of the Original Agreement are hereby amended, effective on the date of execution and delivery of this Amendment as stated on the signature page hereto, to read in their entirety, as follows:

          SECTION 2.06(g) is amended to read:

          (g)  Indebtedness.  Other than the BCRC Note (as defined in the
               ------------
     Receivables Purchase Agreement) the Depositor will not create, incur or assume any indebtedness or issue any securities (except pursuant to Section 2.06 (j)) or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables, unless
     (i) any such indebtedness or securities have no recourse to any assets of the Depositor other than the specified assets to which such indebtedness or securities relate and (ii) the Depositor has given the Rating Agencies at least ten (10) days' prior notice and the Rating Agency Condition shall have been satisfied in connection therewith prior to the incurrence or issuance thereof.

          SECTION 2.06(j) is amended to read:

          (j)  Stock; Merger.  The Depositor will not (i) sell any shares of any
               -------------
     class of its capital stock to any Person (other than Bombardier Corporation or BCI) or enter into any transaction of merger or consolidation unless
     (A) the surviving Person of such merger or consolidation assumes all of the Depositor's obligations under this Agreement, (B) the Depositor shall have given the Rating Agencies and the Trustee at least ten (10) days' prior written notice and the Rating Agency Condition shall have been satisfied with respect to such transaction and (C) such merger or consolidation does not conflict with any provisions of the Certificate of Incorporation of the Depositor, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person (other than as permitted pursuant to clause (i) above), or (iv) otherwise make (or suffer) any material change in the organization of or method of conducting its business.


                                  ARTICLE VII

                 Delayed Amendment Relating to Discount Option
                 ---------------------------------------------

          SECTION 7.01.  Amendment of Provision Relating to Discount Option.
                         --------------------------------------------------
Section 2.10 of the Original Agreement is hereby amended, effective as of the day after the Series 1994-1 Final Payment Date, to read in its entirety, as follows:

          SECTION 2.10.  Discount Option.  The Depositor may, at any time, upon
                         ---------------
     ten (10) days' prior written notice to the Servicer, the Trustee and each Rating Agency, designate a fixed percentage of the amount of Collections in respect of Receivables arising in the Accounts on and after the date of such designation that otherwise would be treated as Principal Collections to be treated as Non-Principal Collections. Such designation will become effective on the date specified therein only if (i) the Depositor shall have delivered to the Trustee an Officers' Certificate, dated the date of such designation, to the effect that the Depositor reasonably believes that such designation will not result in an Early Amortization Event or have a materially adverse effect on the Investor Certificateholders and (ii) the Rating Agency Condition has been satisfied.



                                  ARTICLE VIII

               Current Amendment Relating to Removal of Accounts
               -------------------------------------------------


     SECTION 8.01.  Amendment Relating to Removal of Accounts. The Original
                    -----------------------------------------
Ageement is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read in its entirety as follows:

               SECTION 2.07  Removal of Accounts.  (a) The Depositor shall have
                             -------------------
     the right to cease transferring newly originated Receivables to specific Accounts and thereby, when the principal balance in such Accounts is reduced to zero, to remove such Accounts from Trust in the manner prescribed in subsection (b) of this Section 2.07.

               (b) To commence the process of the removal of an Account and to cease transferring newly originated receivables in such Account to the Trust, the Depositor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

               1. not less than five (5) Business Days prior to the date on which the transfer of newly originated receivables will cease (the "Removal Commencement Date") furnish to the Trustee, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the date of the Removal Commencement Date;

               2. from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Accounts (the "Removed Accounts");

               3. represent and warrant that the removal of any such Account shall not, in the reasonable belief of the Depositor (or the Servicer on behalf of the Depositor), cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

               4. represent and warrant that no selection procedures reasonably believed by the Depositor (or the Servicer on behalf of the Depositor) to be adverse to the interests of the Beneficiaries were utilized in selecting the Removed Accounts to be removed;

               5. represent and warrant that such removal will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

               6. on or before the related Removal Commencement Date, deliver to the Trustee and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (3) through
             (5) above, the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

               7. [within five (5) Business Days after the Removal Commencement Date,] amend Schedule 1 hereto by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts to be removed, specifying for each such Account, as of the date immediately preceding the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate outstanding principal balance therein (the "Designated Balance");

               8. from and after the Removal Commencement Date with respect to any Removed Account to be removed, allocate Principal Collections in respect of such Removed Account first to the oldest outstanding principal balance of such Removed Account, until the Designated Balance in such Removed Account is reduced to zero (the date on which any such Designated Balance is so reduced to zero, the "Removal Termination Date"); and
             -------------------------

               9  on each Business Day from and after the Removal Commencement
             Date with respect to any Removed Account to be removed, until the related Removal Termination Date, allocate Non-Principal Collections in respect of such Removed Account (A) to the Trust, based on the ratio of (1) the amount of Principal Receivables in such Removed Account on such Business Day that were previously sold to the Trust to (2) the total amount of Principal Receivables in such Removed Account on such Business Day and (B) to the Depositor, the remainder of Non-Principal Collections in respect of such Ineligible Account on such Business Day.

               (c) Subject to subsection (b) of this Section 2.07, on the Removal Termination Date with respect to any Removed Account, such Account shall be deemed removed from the Trust for all purposes. After the Removal Termination Date and upon the written request of the Servicer, the Trustee shall deliver to the Depositor a Reassignment [in substantially the form of Exhibit ____ hereto.]

                                   ARTICLE IX

             Delayed Amendments Relating to Removal of Receivables
             -----------------------------------------------------


     SECTION 9.01. Amendment Relating to Removal of Participation Interests. The
                   --------------------------------------------------------
Original Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to add Section 2.12 which shall read in its entirety, as follows:

          SECTION 2.12  Removal of Participation Interests. (a) Subject to the
                        ----------------------------------
     terms and conditions of this Section 2.12, the Depositor shall have the right to require the reassignment to it or its designee of a Participation Interest in designated Receivables from the Trust for the purpose of conveying such Participation Interest to a third party lender.

          (b) To effect a reassignment of a Participation Interest from the Trust, the Depositor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) not less than five (5) Business Days prior to the Removal Date, furnish to the Trustee, any Enhancement Providers and the Rating Agencies a written notice (the "Participation Removal Notice") specifying the date on
                          ----------------------------
     which removal of the Participation Interest (the "Removed Participation
                                                       ---------------------
     Interest") will occur (a "Participation Interest Removal Date");
     --------                  -----------------------------------

           (ii) represent and warrant that the removal of any such interest on any Participation Interest Removal Date shall not, in the reasonable belief of the Depositor (or the Servicer on behalf of the Depositor), cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

          (iii) represent and warrant that no selection procedures reasonably believed by the Depositor (or the Servicer on behalf of the Depositor) to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts in which the Participation Interest is to be conveyed;

           (iv) represent and warrant that such removal will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

            (v) on or before the related Removal Date, deliver to the Trustee and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (b), (c) and (d) above, (i) the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

           (vi) on or before the fifth Business Day after the Removal Date, furnish to the Trustee a computer file, microfiche list or other list of the Removed Participation Interests, specifying for each Removed Participation Interest, (x) the number of the Account in which such Receivable or Receivables existed, (y) as of the date of the Participation Removal Notice, the aggregate amount of Principal Receivables outstanding in the Account from which the Participation Interest was removed and (z) as of the Removal Date, the aggregate amount of Principal Receivables in such Account (after the removal of the Removed Participation Interests) and represent that such computer file, microfiche list or other list describing the interests removed is true and complete in all material respects.

          (c) Subject to satisfaction of the conditions set forth above in subsection (b) of this Section 2.12, on the Participation Interest Removal Date with respect to any such Removed Participation Interest, the Trustee, without further action, shall be deemed to sell, transfer, assign, set over and otherwise convey to the Depositor or its designee, effective as of the Participation Removal Date, the Participation Interest, and such Removed Participation Interest shall be deemed removed from the Trust for all purposes and shall no longer be included as a "Receivable" and the undivided interest in such Account which have not been removed shall continue as "Receivables."

          SECTION 9.02 Removal of Receivables for Assignment to Third Parties
                       ------------------------------------------------------
and Removal of Aged Receivables. The Original Agreement is hereby amended,
-------------------------------
effective on the day after the Series 1994-1 Final Payment Date to add
Section 2.13 which shall read in its entirety, as follows:

          SECTION 2.13.  Removal of Receivables for Assignment to Third Parties
                         ------------------------------------------------------
     and Removal of Aged Receivables. (a) Subject to the conditions set forth
     -------------------------------
     in Section (b), and, when applicable, Section (c) below, the Depositor, shall have the right to remove Receivables from the Trust if such Receivables either:

               (i) are removed for the purpose of selling, assigning or transferring such Receivables to a lender other than BCRC, BCI or an Affiliate of BCI (a "third-party lender"), either directly by transfer from the Depositor to the third-party lender or by transfer from the Depositor to BCI for such purpose, and provided that such transfer to the third-party lender is for a purchase price at least equal to the outstanding principal balance of the Receivables removed plus the accrued interest thereon to the date of removal; or

               (ii) are Receivables which (i) at any time during the period from January ____, 1997 through May 31, 1998, are Domestic Inventory Receivables which were included in the Pool Balance on January ____, 1997 that continue to be unpaid in full 450 or more days following the origination thereof, provided that the aggregate amount of such Domestic Inventory Receivables that may be so removed and reassigned under this clause shall not exceed 10% of the aggregate principal balance of Domestic Inventory Receivables included in the Pool Balance on January ____, 1997 and (ii) at any time during any Origination Period commencing after May 31, 1998, are Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to such Origniation Period and which continue to be unpaid in full 450 or more days following the origination thereof, provided that the aggregate amount of such Domestic Inventory Receivables that may be so removed and reassigned under this clause shall not exceed 10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the Trust during such four month period commencing 16 months prior to such Origination Period.

          (b) Each removal of Receivables pursuant to this Section 2.13 shall be subject to the condition that, on or prior to the date such Receivables are removed, the Servicer shall transfer or cause to be transferred to the Trust in immediately available funds for deposit into the Collection Account an amount equal to the outstanding principal balance of the Receivables removed plus accrued interest thereon to the date such Receivables are removed from the Trust for application as Collections in accordance with the terms of this Agreement and each Supplement.

          (c) The Depositor hereby represents and covenants, that it will not remove Receivables under the terms of this Section 2.13 if, in the reasonable belief of BCRC, such removal would cause an Early Amortization Event to occur.

          (d)  The Depositor's right to remove aged Receivables as described in
     (a)(ii) above shall not impose on the Trust any obligation to hold such Receivables for the purpose of allowing the Depositor to repurchase such Receivables.

                                 ARTICLE X

           Current Amendment Relating to Servicing of the Receivables
           ----------------------------------------------------------

          SECTION 10.01.  Amendment Relating to Charge-Offs.  The first sentence
                          ---------------------------------
of Section 3.01(a) of the Original Agreement is hereby amended, effective on the date of execution and delivery of this Amendment as set forth on the signature page hereto, to read in its entirety, as follows:

          SECTION 3.01(a)  Acceptance of Appointment and Other Matters Relating
                           ----------------------------------------------------
     to the Servicer.  The Servicer shall (or, to the extent applicable, shall
     ---------------
     cause its Affiliates to) service and administer the Receivables, collect payments due under the Receivables and charge-off as uncollectible Receivables, all in accordance with the Inventory Security Agreements (as amended from time to time) relating to the Accounts (if applicable), the Financing Guidelines and otherwise in accordance with procedures that are customary and usual in the industry for servicing receivables comparable to the Receivables, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries; and provided that, for purposes of determining the amount of Defaulted Receivables, Receivables shall be charged-off as described in the definition of Defaulted Receivables.


                                   ARTICLE XI

               Delayed Amendments Relating to Servicing Functions
               --------------------------------------------------

          SECTION 11.01.  Amendment Relating to Delegation of Servicing
                          ---------------------------------------------
Functions.  Section 3.01(a) commencing with subsection (v) and continuing to the
---------
end of such Section 3.01(a) is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to read as follows:

               (v) subject to the provisions of Section 8.07 hereof, to delegate all or a portion of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Financing Guidelines and this Agreement.

          The Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          SECTION 11.02.  Amendment Relating to Representation Relating to
                          ------------------------------------------------
Liens.  Section 3.03 (a) (xi) is hereby amended, effective as of the day after
-----
the Series 1994-1 Final Payment Date, to read, in its entirety, as follows:

               (xi)  Negative Pledge.  Except for the conveyances under the
                     ---------------
          Receivables Purchase Agreement and under this Agreement and encumbrances, transfers, interests and Liens permitted by Section 2.06
          (a) of this Agreement, the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor or the Servicer.


                                  ARTICLE XII

            Current Amendment Relating to Allocation of Collections
            -------------------------------------------------------

     SECTION 12.01.  Amendment Relating to the Allocation of Collections.
                     ---------------------------------------------------
Section 4.03 of the Original Agreement is hereby amended effective on the date of execution and delivery of this Amendment as set forth on the signature page hereto by the addition of a paragraph which shall be the concluding paragraph of such Section 4.03 and shall follow subsection (d) in the Original Agreement and shall follow subsection (e) upon and following the effective date of the amendments set forth in Article XIII of this Amendment. The paragraph being added shall read in its entirety as follows:

          Notwithstanding any other provision of this Agreement or of any
     Supplement:

          (i) with respect to the allocation of Principal Collections among the Series and the Variable Funding Certificate for any Collection Period, if the sum of (i) the sum of the floating allocation percentages for all Series in their respective revolving periods, (ii) the sum of the principal allocation percentages for all Series in an amortization, accumulation or early amortization period and (iii) the Variable Funding Percentage exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period; and

          (ii) with respect to the allocation of Non-Principal Collections among Series and the Variable Funding Certificate for any Collection Period, if the sum of (i) the sum of the floating allocation percentages for all series and (ii) the Variable Funding Percentage exceeds 100%, then Non-Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period.

                                 ARTICLE XIII

                   Delayed Amendments Relating to Collections
                   ------------------------------------------

          SECTION 13.01.  Amendment of Provisions Relating to Collections.  In
                          -----------------------------------------------
addition to the current amendment to Section 4.03 of the Original Agreement set forth in Aricle XII of this Amendment, such Section 4.03 is hereby further amended, effective on the day after the Series 1994-1 Final Payment Date, by replacing subsections 4.03(a), (c) and (d) in their entirety and inserting a new subsection 4.03(e), in each case to read as follows:

          (a) Except as otherwise provided below or as expressly provided in any Supplement with respect to the Collections allocated to the related Series, the Servicer shall deposit Collections into the Collection Account as promptly as possible after receipt of such Collections, but in no event later than the second Business Day after such receipt.

          (c) Subject to Section 4.04 hereof, but notwithstanding anything else in this Agreement to the contrary, with respect to any Collection Period, whether the Servicer is required to make deposits of Collections pursuant to subsections (a) or (b) above, (i) the Servicer will be required to deposit Collections into the Collection Account only up to the aggregate amount of Collections required to be deposited into all Series Accounts or, without duplication, distributed on the related Distribution Date to all Investor Certificateholders or to each Enhancement Provider pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

          (d) Collections of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments will be allocated to each Series of Investor Certificates from and after the Series Cut-Off Date as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplements, be available to the Investor Certificateholders of any other Series. Allocations of Principal Collections and Non-Principal Collections among the Investors' Interest of each Series of Investor Certificates, the Variable Funding Interest and the Retained Interest and among the Classes in any Series shall be set forth in this Agreement and in the related Supplement or Supplements.

          (e) Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall (x) allocate to the Holder of the Variable Funding Certificate on each Deposit Date an amount equal to the product of the Variable Funding Percentage and the amount of Collections on such Deposit Date and (y) allocate to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s), pro rata in accordance with the
                                          --- ----
     respective percentage interests thereof, on each Deposit Date an amount equal to the Excess Retained Percentage and the amount of Collections on such Deposit Date. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Variable Funding Certificate, the BCRC Certificate or any Supplemental Certificate(s) pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holders of the Variable Funding Certificate, the BCRC Certificate and any Supplemental Certificate(s).

     The payments to be made to the Holders of the Variable Funding Certificate, the BCRC Certificate or any Supplemental Certificate(s) pursuant to this subsection 4.03(e) do not apply to deposits into the Collection Account or other amounts that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Investor Certificates pursuant to Section 2.03 of the Agreement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or
     Section 12.02 of the Agreement.

          SECTION 13.02 Provisions Relating to Allocation Among Series.  The
                        ----------------------------------------------
Original Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to add Section 4.05 thereto which Section 4.05 shall read in its entirety as follows:

          SECTION 4.05. Allocations When Available Retained Collections Are
                        ---------------------------------------------------
     Insufficient. If for any Distribution Date the Available Retained
     ------------
     Collections on deposit in the Collection Account are not sufficient to satisfy the needs of all of the Series, the amount available shall be allocated as provided in this Section.

          (a) If for any Distribution Date, the sum of the required subordination draw amounts for all Series outstanding exceeds the Available Retained Collections on deposit in the Collection Account on such Distribution Date, then such Available Retained Collections shall be allocated among such Series pro rata on the basis of such required
                                 --- ----
     subordination draw amounts for the respective Series.

          (b) If for any Distribution Date, the sum of the amount required to be deposited into the reserve funds created for more than one Series of Certificates, exceeds the Available Retained Collections on deposit in the Collection Account on such Distribution Date, then such Available Retained Collections shall be allocated among such Series pro rata on the basis of
                                                      --- ----
     such required deposits into the respective reserve funds.

          (c) If for any Distribution Date, the sum of the amount of the excess reserve fund required amounts for more than one Series of Certificates, exceeds the exceeds the Available Retained Collections on deposit in the Collection Account on such Distribution Date, then such Available
     Retained Collections shall be allocated among such Series pro rata on the
                                                               --- ----
     basis of such amounts required to be deposited in each such reserve fund to fund the excess reserve fund required amount.

                                 ARTICLE XIV

                    Delayed Amendment Relating to Delegation
                    ----------------------------------------

          SECTION 14.01.  Amendment Relating to Delegation.  Section 8.07 of the
                          --------------------------------
Original Agreement is hereby amended, effective as of the day after the Series 1994-1 Final Payment Date, to read in its entirety as follows:

               SECTION 8.07.  Delegation of Duties.  In the ordinary course of
                              --------------------
     business, the Servicer or any Affiliate of BCI servicing Receivables may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Financing Guidelines and this Agreement. The Servicer shall give prompt written notice of any such material delegation of its servicing duties to the Rating Agencies, the Trustee, any Agent and any Enhancement Providers. Such delegation shall not relieve the Servicer of its liability, indemnity and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
     Section 8.05 hereof and the Rating Agency Condition shall have been satisfied with respect to such material delegation prior to such delegation. It is understood that Affiliates of BCI perform servicing activities on behalf of BCI with respect to certain Receivables and that no action on the part of the Servicer under this Section 8.07 is required and the Rating Agency Condition is deemed to have been satisfied in connection with such servicing activities.


                                   ARTICLE XV

                   Current Amendments Relating to Amendments
                   -----------------------------------------

     SECTION 15.01.  Current Amendment Relating to Amendments Procedures.
                     ---------------------------------------------------
Section 13.01 (a) of the Original Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto, to read in its entirety, as follows:

               SECTION 13.01.  Amendment.  (a)  This Agreement or any Supplement
                               ---------
     may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Depositor, the Trustee and BCI (if BCI is not the Servicer) without the consent of any of the Certificateholders, provided that such action shall not, as evidenced by an Opinion of Counsel for the Depositor, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder or the Holder of the Variable Funding Certificate. Notwithstanding anything contained herein to the contrary, (i) the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement (ii) the Servicer, the Depositor, the Trustee and BCI (if not then the Servicer) may, at any time, without the consent of any of the Certificateholders, any Enhancement Provider or any other person, amend
     Section 12.01 hereof to conform to the terms of such section as set forth in the Agreement prior to the amendment thereof by Amendment Number 1 to the Pooling and Servicing Agreement; provided that as a condition to such amendment under this provision (ii), BCI shall deliver to the Trustee a written statement to the effect that, after such amendment to conform to the original terms of the Agreement, such provision will, under generally accepted accounting principles, be consistent with sale treatment afforded the Receivables by BCRC to the Trust; and (iii) subject to the provisions of the following sentence, the Servicer, the Depositor, the Trustee and BCI (if not then the Servicer) may, with the consent of the Rating Agencies but without the consent of any of the Certificateholders, any Enhancement Provider or any other person, amend from time to time (including in connection with the issuance of a Supplemental Certificate) this Agreement or any Supplement in order to conform such documents to the description of the Certificates and the Receivables and the other matters set forth in the Registration Statement filed by the Depositor with the Securities and Exchange Commission relating to the initial Investor Certificates, as such Registration Statement is in effect on the first Closing Date. Any amendment made under the provisions of clause (iii) of the preceding sentence shall be confined to an amendment of the terms of the Series 1994-1 Certificates or matters which affect only the Series 1994-1 Certificates and do not affect any other Series of Certificates and any such amendment shall be conditioned upon the delivery to the Trustee of an Opinion of Counsel to the effect that such amendment is confined to matters affecting the Series 1994-1 Certificates and will not cause the Registration Statement filed with respect to any other Series to be inaccurate in any material respect with respect to the description of the terms of the Agreement after such amendment.


                                  ARTICLE XVI

              Delayed Amendments Relating to Amendment Procedures
              ---------------------------------------------------

          SECTION 16.01.  Amendment Relating to Amendment Procedures.
                          ------------------------------------------
Section 13.01(a) of the Original Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to read in its entirety as follows:

          SECTION 13.01.  Amendment.   (a)  This Agreement or any Supplement may
                          ---------
     be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Depositor, the Trustee and BCI (if BCI is not the Servicer) without the consent of any of the Certificateholders, provided that such action shall not, as evidenced by an Opinion of Counsel for the Depositor, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder or the Holder of the Variable Funding Certificate and provided, further, that any Supplement may, to the extent that such
     --------  -------
     Supplement specifically provides for amendment thereof in accordance with terms which are different from those set forth in this Section 13.01, be amended pursuant to the specific terms thereof without compliance with the provisions of this Section 13.01. Notwithstanding anything contained herein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

          SECTION 16.02.  Amendment Relating to Rating Agency Condition.
                          ---------------------------------------------
Section 13.01 of the Original Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to add the following subsection (g) as the concluding provision in such Section 13.01. Such Section 13.01 (g) shall read in its entirety as follows:

          (g) Whenever a provision of this Agreement or of any Supplement states that an adjustment, revision, amendment or other change may be made upon satisfaction of the Rating Agency Condition, such adjustment, revision, amendment or change shall be effective upon the satisfaction of the Rating Agency Condition and any other conditions set forth in the specific provision hereof or thereof, but shall not be controlled by the terms of this Section 13.01 and compliance with the terms of this
     Section 13.01 shall not be applicable thereto.


                                  ARTICLE XVII

                    Delayed Amendments Relating to Exhibits
                    ---------------------------------------

     SECTION 17.01.  Amendments to Exhibit A. Exhibit A to the Original
                     -----------------------
Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, as set forth in this Section 15.01, and after the Series 1994-1 Final Payment Date, BCRC shall deliver to the Trustee the original BCRC Certificate in exchange for a new BCRC Certificate which new BCRC Certificate shall represent the same interest as that delivered for exchange, provided that the new certificate shall be in the form of Exhibit A as amended by this provision. The Trustee is hereby authorized and directed to execute the replacement BCRC Certificate after the Series 1994-1 Final Payment Date and to authenticate such certificate and deliver it to BCRC in exchange for the existing BCRC Certificate. Exhibit A shall be amended as follows:

     Those provisions on the face of BCRC Certificate which describe the interest represented by the certificate are amended to read as follows:

               THIS CERTIFICATE REPRESENTS AN INTEREST IN CERTAIN
              ASSETS OF THE BOMBARDIER RECEIVABLES MASTER TRUST I

     Evidencing an interest in a trust, the corpus of which consists primarily of payment obligations generated from time to time and resulting from (i) extensions of credit and advances (referred to as inventory, wholesale or floor plan financing) which loans are made or acquired by Bombardier Capital Inc.("BCI") or an affiliate of BCI and (ii) extensions of credit and advances made for the purpose of financing working capital or the manufacturing or production or inventory with respect to consumer, recreational and commercial products (collectively, the "Receivables") and maintained by BCI in a portfolio of financing arrangements (the "Accounts") meeting certain eligibility criteria. This certificate (the "BCRC Certificate") does not represent an interest in or obligation of Bombardier Credit Receivables Corporation (the "Depositor" or "BCRC"), BCI or any Affiliate thereof.

     On the form of reverse of BCRC Certificate, the fifth paragraph is amended to read as follows:

          The Receivables consist of amounts payable by obligors as a result of
     (i) advances made to domestic dealers of certain consumer, recreational and commercial products and (ii) advances made to domestic dealers, manufacturers and distributors to finance working capital, manufacturing, production and inventory with respect to consumer, recreational and commercial products.

     SECTION 17.02.  Amendments to Exhibit C. Exhibit C to the Original
                     -----------------------
Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, as set forth in this Section 17.02.

     Paragraphs 4 and 5 of the Form of Annual Servicer's Certificate are hereby amended to read as follows:

          4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of each material default in the performance of the Servicer's obligations under the provisions of the Agreement known to us to have been made by the Servicer during the year ended December 31, ____, which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default and (c) the current status of each such default: [If applicable, insert "None."]

     SECTION 17.03.  Amendments to Exhibit G-2. The caption and introductory
                     -------------------------
provisions to Exhibit G-2 are hereby amended, effective on the day after the Series 1994-1 Final Payment Date to read as follows and to add, prior to paragraph (a) a new provision, all as follows:

                                  EXHIBIT G-2
                       TO POOLING AND SERVICING AGREEMENT

                           FORM OF OPINION OF COUNSEL
                    IN CONNECTION WITH ADDITION OF ACCOUNTS

                          Provisions to be Included in
                          ----------------------------
                     Opinion of Counsel Delivered Pursuant
                     -------------------------------------
                     to Section 2.05(f) or Section 2.05(h)
                     -------------------------------------


          The opinions described herein shall, if given under the provisions of
Section 2.05 (f), be given with respect to a specific assignment made on the date of the opinion and refer only to such assignment and to the Transferred Property which is the subject of such assignment and shall, if given under Section 2.05(h) following the addition of Accounts under the Automatic Addition Condition, be given with respect to all such assignments of Additional Accounts under the Automatic Addition Condition provisions and the Transferred Property which was the subject of such assignments and which have not previously been covered by an opinion covering the matters set forth in the Exhibit G-2.

                                 ARTICLE XVIII

                                 Miscellaneous
                                 -------------

          SECTION 18.01.  Representation Concerning Place of Business and
                          -----------------------------------------------
Notice.  The Depositor hereby represents and warrants to the Trust and to the
------
Trustee that, as of the date of execution and delivery of this Amendment that the principal place of business of the Depositor is in [Burlington,] Vermont and the offices where the Depositor keeps its records concerning the Receivables and related contracts are in Colchester, Vermont. To the extent that this provision differs from that set forth in Section 2.03 (j) of the Original Agreement, such Original Agreement is hereby amended on the date of execution and delivery of this Amendment.

          With respect to Section 13.06 of the Original Agreement, BCI hereby designates to BCRC and the Trustee, that for purposes of delivering demands, notices, instructions, directions and communication under the Agreement, the address of BCI has changed and the current address is "1600 Mountain View Drive, Colchester, Vermont [05402]."

          SECTION 18.02.  Counterparts.  This Amendment may be executed in two
                          ------------
or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 18.03.  Headings.  The headings herein are for purposes of
                          --------
reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

          SECTION 18.04.  Agreement in Full Force and Effect as Amended.  Except
                          ---------------------------------------------
as specifically amended or waived hereby, all of the terms and conditions of the Original Agreement shall remain in full force and effect. All references to the Original Agreement in any other document or instrument shall be deemed to mean such Original Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Original Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Original Agreement, as amended by this Amendment, as though the terms and obligations of the Original Agreement were set forth herein.

          SECTION 18.05.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY
                          -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Amendment Number 1 to be duly executed by their respective officers as of the day and year specified on the signature page hereof.

          The date of execution and delivery of this Amendment Number 1 is January ____, 1997.


                              BOMBARDIER CREDIT RECEIVABLES
                              CORPORATION, Depositor


                              By:
                                  --------------------------------
                                  Name:
                                         -------------------------
                                  Title:
                                         -------------------------


                              By:
                                  --------------------------------
                                  Name:
                                         -------------------------
                                  Title:
                                         -------------------------


                              BOMBARDIER CAPITAL INC., Servicer


                              By:
                                  --------------------------------
                                  Name:
                                         -------------------------
                                  Title:
                                         -------------------------


                              By:
                                  --------------------------------
                                  Name:
                                         -------------------------
                                  Title:
                                         -------------------------


                              BANKERS TRUST COMPANY, Trustee


                              By:
                                  --------------------------------
                                  Name:
                                         -------------------------
                                  Title:
                                         -------------------------